UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12201 Technology Boulevard,
Suite 150
Austin, Texas  78727

(Address of principal executive offices)

(512) 527-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2008, John J. Locy informed the Board of Directors (the “Board”) of Valence Technology, Inc. (the “Company”) that he was retiring from the Board, effective July 3, 2008.  Mr. Locy formerly served as a member of the Audit and Compensation Committees.

On July 3, 2008, the Board voted to appoint Donn Tognazzini to the Board position vacated by Mr. Locy.  Mr. Tognazzini does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board.  Mr. Tognazzini was appointed and will serve as a member of our Audit and Compensation Committees.  The Board has determined that Mr. Tognazzini meets the definition of an independent director and qualifies as a financially sophisticated audit committee member as determined in accordance with the NASDAQ Marketplace Rules and federal securities laws.

From 1999 to 2007, Mr. Tognazzini served as the owner and operator of Gato Corporation, an independent oil producer that merged with Venoco, Inc. (NYSE: “VQ”) in December 2007.  From 1983 to 1998, Mr. Tognazzini served as a principal, executive vice president and director of Starbuck, Tisdale & Associates, an investment management firm.  Prior to that, Mr. Tognazzini worked in Switzerland from 1963 to 1982 as a corporate vice president and manager for First Boston Corporation and later, as a corporate vice president and manager for Bache, Halsey, Stuart (which later was acquired by Prudential Securities and subsequently became Wachovia).  Before attending graduate school, Mr. Tognazzini served as a naval intelligence officer in the United States Navy.  Mr. Tognazzini earned a Bachelor of Arts from Stanford University and a Masters of Business Administration from Harvard Business School.

Upon his appointment to the Board, Mr. Tognazzini was granted options, pursuant to our 2000 Stock Option Plan, to purchase 100,000 shares of our common stock with an exercise price of $3.31 per share, the closing price of our common stock on the NASDAQ Capital Market on July 3, 2008, the date of the grant.  These options will vest in equal quarterly installments over four years.  Additionally, Mr. Tognazzini, as a non-employee director, is eligible to receive $2,000 for each regularly scheduled quarterly meeting of the Board and reimbursement for his expenses incurred in connection with attendance at Board meetings.

Following Mr. Locy’s resignation and Mr. Tognazzini’s appointment, our Board consists of a majority of independent directors and our Audit and Compensation Committees are each comprised solely of independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008	VALENCE TECHNOLOGY, INC.

	By:	/s/ Roger Williams
Roger Williams
Vice President, General Counsel and
Assistant Secretary